SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Gibbs Construction, Inc.
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Acts Rules 14a-(6)(i)(1) and 0-11.

     1.  Title of each class of securities to which transaction applies.

     2.  Aggregate number of securities to which transaction applied:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.  Proposed maximum aggregate value of transaction:

     5.  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-12(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     1. Amount Previously Paid.

     2. Form, Schedule or Registration Statement No.:

     3. Filing Party:

     4. Date Filed:

                            GIBBS CONSTRUCTION, INC.
                1515 East Silver Springs Boulevard - Suite 118.4
                                 Ocala, FL 34470
                            Facsimile (352) 502-4783

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held October 25, 2006

TO THE STOCKHOLDERS OF GIBBS CONSTRUCTION, INC.:

      Notice is hereby given that a Special Meeting of Stockholders of Gibbs Construction, Inc. (the "Company") will be held at 10:00 a.m. on Wednesday, October 25, 2006 at the Richardson Renaissance Hotel, 900 E. Lookout Drive, Richardson, TX 75082, for the following purposes:

            1. To approve a series of amendments to the Company's Restated Certificate of Incorporation (the "Proposed Amendments") (i) to effect a one for eight reverse stock split of our Common Stock; (ii) increase the number of authorized shares to 150,000,000; (iii) authorize 2,000,000 shares of preferred stock, granting the directors the power to establish the rights, powers, and privileges of a series of preferred stock; and
      (iv) change the name of the Corporation to Acacia Automotive, Inc. If approved, the Board of Directors will have the discretion to effect one of such Proposed Amendments and abandon the other Proposed Amendments or to abandon all of the Proposed Amendments as permitted under Section 4.02a.(4) of the Texas Business Corporation Act;

            2. To transact such other business as may properly come before the Special Meeting or at any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on October 2, 2006 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting of Stockholders and at any adjournments or postponements thereof.

                                       By Order of the Board of Directors

                                       /s/ Steven L. Sample
                                       Steven L. Sample
                                       Chief Executive Officer

Ocala, Florida
October _, 2006
                             YOUR VOTE IS IMPORTANT
      If you do not expect to attend the Special Meeting, or if you do plan to attend but wish to vote by proxy, please complete, sign, date and return promptly the enclosed proxy card in the enclosed postage-paid envelope.

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



                            GIBBS CONSTRUCTION, INC.
                1515 East Silver Springs Boulevard - Suite 118.4
                                 Ocala, FL 34470


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                                 PROXY STATEMENT
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                         SPECIAL MEETING OF STOCKHOLDERS
                         to be held on October 25, 2006

General

      This Proxy Statement is being furnished to the holders of the common stock, $0.01 par value per share (the "Common Stock") of Gibbs Construction, Inc., a Texas corporation (the "Company" or "Gibbs"), in connection with the solicitation by the Board of Directors of proxies for use at a Special Meeting of Stockholders to be held on October 25, 2006 (the "Special Meeting") commencing at 10:00 a.m., at the Richardson Renaissance Hotel, 900 E. Lookout Drive, Richardson, TX 75082, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

      The principal executive offices of the Company are located at 1515 East Silver Springs Boulevard - Suite 118.4, Ocala, FL 34470. The approximate mailing date of this Proxy Statement and the accompanying proxy is October 6, 2006.

Voting Rights and Votes Required

      Only stockholders of record at the close of business on October 2, 2006 will be entitled to notice of, and to vote at, the Special Meeting. As of such record date, the Company had outstanding 8,060,000 shares of Common Stock. Each stockholder is entitled to one vote for each share of Common Stock held on the matters to be considered at the Special Meeting. The holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting. Shares of Common Stock present in person, or represented by proxy (including shares of Common Stock, which abstain or do not vote, with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a matter, those shares of Common Stock will not be considered as present and entitled to vote with respect to such matter.

      The affirmative vote of the holders of the majority of shares of Common Stock entitled to vote at the Special Meeting is required for the approval of the proposals to amend the Restated Certificate of Incorporation of the Company. Abstentions and "broker non-votes" will have the effect of a vote against the proposed amendments. A "broker non-vote" occurs when a broker does not have discretionary authority with respect to a particular proposal (i.e. it is not considered "routine") and has not received instructions from the beneficial owner of the shares. Generally, brokers have discretion to vote shares on what are deemed to be "routine" matters, which, in most cases, include the approval of reverse stock splits.

      The accompanying proxy may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES OF COMMON STOCK REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE SPECIAL MEETING AND NOT REVOKED WILL BE VOTED AT THE SPECIAL MEETING AS DIRECTED BY THE PROXY. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER

THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE SPECIAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information about the beneficial ownership of our common stock as of September 29, 2006 except as otherwise noted:

                                                                    Percent          Number              Percent
                                                                    of All          of Shares            of All
                                         Number of Shares         Outstanding       of Common          Outstanding
                                             of Common              Common          Stock to          Common Stock
Beneficial Owner(1)                        Stock Owned(2)         Stock Owned      be Owned(1)       to be Owned(2)
-------------------                       ---------------         -----------      -----------       --------------
Steven L. Sample                            4,000,000                49.6%            9,142,500(3)      90.5%
1515 East Silver Springs Boulevard
Suite 118.4
Ocala, FL  34470

Danny R. Gibbs                              1,000,000                12.4%              125,000          1.24%
6209 Chelsea Way
Garland, TX 75044

Tony G. Gibbs                               1,000,000                12.4%              125,000          1.24%
2801 Seminary Circle
Garland, TX 75043

Linda M. Myers(4)                                   -                -%                       -          -%
1515 East Silver Springs Boulevard
Suite 118.4
Ocala, FL  34470

All executive officers and
   directors as a group (two persons)       5,000,000                62.0%            9,267,500         90.5%


(1) With respect to the number of votes held by Mr. Sample following the adoption of the proposals and the issuance of the Common Stock and Preferred Stock as described herein, Mr. Sample's percentage would increase to 34,867,500 votes or 97.3% of the total number of votes.

(2) Reflects shares of Common Stock to be issued following the adoption of the proposals set forth herein as well as Preferred Stock to be similarly issued, said preferred stock indicated on an as converted basis. See Proposal No. 1 - General.

(3) Includes 25,000 shares owned by the spouse of Ms. Myers or his affiliates as to which Ms. Myers denies beneficial ownership but for which Mr. Sample holds an irrevocable proxy.

(4) Excludes 212,800 shares of Common Stock, 450,000 shares of Common Stock to be issued following the adoption of these resolutions, and 25,000 shares of preferred stock presently owned or to be owned by the spouse of Ms. Myers or her spouse's affiliates as to which Ms. Myers denies beneficial ownership. With respect to shares that will be issued to Mr. Sample and Ms. Myers's husband or her husband's affiliates, see Proposal No. 1 - General.

                                 PROPOSAL NO. 1

      APPROVAL OF A SERIES OF AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION (THE "PROPOSED AMENDMENTS") (I) TO EFFECT A ONE FOR EIGHT REVERSE STOCK SPLIT OF OUR COMMON STOCK; (II) INCREASE THE NUMBER OF AUTHORIZED

SHARES TO 150,000,000; (III) AUTHORIZE 2,000,000 SHARES OF PREFERRED STOCK, GRANTING THE DIRECTORS THE POWER TO ESTABLISH THE RIGHTS, POWERS, AND PRIVILEGES OF A SERIES OF PREFERRED STOCK; AND (IV) CHANGE THE NAME OF THE CORPORATION TO ACACIA AUTOMOTIVE, INC. IF APPROVED, THE BOARD OF DIRECTORS WILL HAVE THE DISCRETION TO EFFECT ONE OF SUCH PROPOSED AMENDMENTS AND ABANDON THE OTHER PROPOSED AMENDMENTS OR TO ABANDON ALL OF THE PROPOSED AMENDMENTS AS PERMITTED UNDER SECTION 4.02.A(4) OF THE TEXAS BUSINESS CORPORATION ACT;

General

      An individual, Steven L. Sample, recently funded several expenses of the Company, including attorney fees to close the Company's bankruptcy proceeding, other legal fees, and stock transfer fees. Mr. Sample did so for the purpose of having a public entity that would acquire operating assets, automobile auctions in particular, to be placed into the Company. Although Mr. Sample has held no discussions with any potential automobile auction regarding its possible acquisition by the Company, the purpose of these amendments is to establish a corporate structure that will permit Mr. Sample to implement his strategy and enable the Company to issue Mr. Sample securities for expenses of the Company Mr. Sample has paid.

      The board of directors has adopted a resolution approving, subject to approval by the Company's stockholders, the Proposed Amendments to the Company's Restated Certificate of Incorporation, namely, (i) to effect a one for eight reverse stock split of our Common Stock; (ii) increase the number of authorized shares of Common Stock to 150,000,000; (iii) authorize 2,000,000 shares of preferred stock, granting the directors the power to establish the rights, powers, and privileges of a series of preferred stock; and (iv) change the name of the Company to Acacia Automotive, Inc. If the Proposed Amendments are approved by stockholders the Proposed Amendments will be filed with the Secretary of State of the State of Texas.

      For expenses Mr. Sample has advanced for the Company, the Company has, subject to ratification of these amendments by its stockholders, agreed to issue 8,117,500 shares of Common Stock, on a post split basis, to Mr. Sample and 450,000 shares to the spouse of Ms. Myers. The Company has similarly agreed to issue 500,000 shares and 25,000 shares, respectively, of Series A Preferred stock to Mr. Sample and the affiliate.

      The purpose for each of the amendments is described below.

Background for the One for Eight Reverse Stock Split and Increasing the Number of Authorized Shares

      The one for eight reverse stock split will reverse the number of shares to 1,007,500 of which 500,000 shares will be owned by Mr. Sample.

      The Board of Directors of the Company has adopted a resolution recommending that the stockholders amend the Certificate of Incorporation to effect a one for eight reverse split of the Company's outstanding common stock (the "Reverse Split"). Upon approval of the amendments by the Company's stockholders, we will immediately file the Amendment with the Secretary of State of Texas, and it will become effective on the date of such filing (the "Effective Date").

      The Amendment to the Certificate of Incorporation provides that each eight shares of common stock outstanding on the Effective Date will be exchanged for one post-Reverse Split share of the Company's common stock ("New Common
Stock"). No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will be issued one whole share of New Common Stock in lieu of the fraction.

Reasons for Approving the One for Eight Reverse Stock Split and Increasing the Number of Authorized Shares

      The Company plans to purchase several automobile auctions using additional cash obtained through the issuance of Common Stock to acquire those operations. The Company may also use Common Stock as part of the consideration to acquire operations. Without a reverse stock split and an attendant increase in the number of authorized shares of the Company's common stock, the board of directors believes that there would not be a sufficient number of shares authorized to permit the funding and any possible acquisition utilizing shares, particularly since Mr. Sample has not been issued any shares by the Company for the expenses he has provided paid for the Company.

      Following the acquisition of operating assets, management of the Company desires to have a price per share in the trading market of at least $5.00 per share, largely based upon the possibility of the stock being technically defined as a penny stock. If a security does not trade on a stock exchange and has a market price that is less than $5.00 per share, the stock qualifies as a "penny stock." SEC Rule 15g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." Most institutional investors will not invest in penny stocks, and many brokerage firms will discourage their customers from purchasing penny stocks and will not recommend a penny stock to their customers. Additionally, the brokerage commissions on the purchase or sale of stock with a relatively low per share price generally tend to represent a higher percentage of the sales price than the commission charges on a stock with a relatively high per share price. The Board of Directors believes these issues are best addressed by increasing the value per share of the common stock, which it anticipates will occur as a result of the Reverse Split.

      The price of shares of Common Stock that are contemplated being offered is determined by management's, particularly that of Mr. Sample, judgment about the potential profitability of an acquired automobile auction and the effect of that profitability on the price of the stock. Without a reverse stock split, management of the Company believes that a large number of shares would have to be issued to raise the capital and, given the large number of shares, would have to be issued at a low price relative to the earning power of the industry into which the Company plans to enter.

      There can be no assurance that the price of the stock will exceed $5.00 per share if the plan, as contemplated is implemented.

      A low stock price can have the effect of reducing the liquidity of a corporation's stock.

      Assuming that the reverse stock split is approved and that the shares of common and preferred stock are issued and converted, there will be 150,000,000 common shares authorized and approximately 10,100,000 common shares outstanding. The Board of Directors will be authorized to issue the remaining 139,900,000 shares of Common Stock without having to obtain the approval of the Corporation's shareholders. The Company plans to issue up to 10,000,000 shares of Common Stock, on a post split basis, in a capital raising transaction. The issuance of the additional shares would dilute the proportionate interest of current shareholders in the Company.

Reasons for the authorization of Preferred Stock

      The 2,000,000 shares of Preferred Stock may be issued in series from time to time with such designations, rights, preferences and limitations as the Company's Board of Directors may determine by resolution. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of the Company's Common Stock. The rights of the holders of Common Stock will be subject to and may be adversely affected by the rights of the holders of any of the Preferred Stock that may be issued in the future. Issuance of a series of Preferred Stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring our outstanding shares of Common Stock and make removal of the Board of Directors more difficult. The Company has no shares of Preferred Stock currently authorized.

      As indicated above, the Company does have plans to issue 525,000 shares of preferred stock. While this stock is convertible into Common Stock on a share for share basis and would participate in any liquidation on the same basis, each share of preferred stock has 50 votes on all matters to be voted on by the shareholders of the Corporation. Of the 525,000 shares to be issued as Series A Preferred, 500,000 would be issued to Mr. Sample. Accordingly, after the adoption of the amendments set forth herein and with the irrevocable proxy of the holder of the remaining votes, Mr. Sample would have 34,867,500 votes of the total votes of 35,825,000, or 97.3% of the total votes. Accordingly, any third party would, for the reasonably foreseeable future require Mr. Sample's consent to acquire the Company or have influence without Mr. Sample's consent.

      The purpose of the issuance of the preferred stock to Mr. Sample is that the success or failure of the Company will be with Mr. Sample and his initiative. The voting provisions of the proposed stock would assure Mr. Sample's control to effect the business plan. Nonetheless, the provision would significantly inhibit the ability of any stockholder or group of stockholders to implement a plan other than that contemplated or approved by Mr. Sample.

      In addition, the Company has reserved 1,000,000 shares of preferred stock for issuance pursuant to its understanding of the proceedings in the bankruptcy court. One creditor was granted the right to obtain 1,000,000 shares of preferred stock, neither the amendment to the articles of incorporation permitting the establishment of that series nor the resolution establishing the series was filed with the Secretary of State of Texas. While the Company is attempting to negotiate with the creditor to extinguish this right, the Company wishes to have the power to issue the shares in the event such negotiations are not successful.

      A copy of the proposed designations of rights and preferences is attached hereto.

General Effect of The Reverse Stock Split On Capital Stock

      The New Common Stock will not be different from the common stock held by the Company's stockholders prior to the Reverse Split. The stockholders will have the same relative rights following the Effective Date as they had prior to the Effective Date, except to the extent the proportion of shares that they own is affected by the issuance of fractional shares.

Reasons for amending the Articles of Incorporation to change the name.

      The Board of Directors of the Company has adopted a resolution to change the name of the corporation from Gibbs Construction, Inc. to "Acacia Automotive, Inc." The primary purpose of the name change is to better represent the corporation's anticipated business, the owning and operation of automobile auctions. The Board of Directors has determined to change the corporation's name to better indicate the nature of the corporation's business.

Previous compensation to officers of the Company

      For the last three fiscal years, the Company has been inactive, without a Chief Executive Officer. No officer or director of the Company has received compensation and, except as described herein, there are no plans to issue stock or other compensation to officers of the Company. Upon funding of a private placement, the Company anticipates paying to Mr. Sample a base salary of $150,000.

                          EXCHANGE OF STOCK CERTIFICATE

      Certificates for the corporation's common stock that recite the name "Gibbs Construction, Inc." will continue to represent shares of the corporation after the Effective Date. If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name "Acacia Automotive, Inc." after the Effective Date, he may do so by surrendering his certificate to the corporation's Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee. Gibbs Construction, Inc.'s Transfer Agent is:

                Pacific Stock Transfer Company
                500 E. Warm Springs Road - Suite 240
                Lax Vegas, NV  89119
                Phone:  (702) 361-3033
                Fax:  (702) 433-1979

                              NO DISSENTERS RIGHTS

Under Texas law, shareholders are not entitled to dissenters' rights with respect to any of the transactions described in this Proxy Statement.


October _, 2006



By Order of the Board of Directors

         EXHIBIT A - RESOLUTIONS AMENDMENTING ARTICLES OF INCORPORATION

                          RESOLVED, that ARTICLE ONE be, and it hereby is
                   deleted in its entirety and a new ARTICLE ONE be, and it hereby is, adopted to read as follows:

                                   ARTICLE ONE

                          The name of the Corporation is Acacia Automotive, Inc.

                          RESOLVED, that ARTICLE FOUR be, and it hereby is,
                   deleted in its entirety and a new ARTICLE FOUR be, and it hereby is, adopted to read as follows:

                                  ARTICLE FOUR

                          The corporation shall be authorized to issue two
                   classes of shares of stock to be designated, respectively, "Preferred Stock" and Common Stock"; the total number of shares of stock which the corporation shall have authority to issue is One hundred fifty two million (152,000,000); the total number of shares of Preferred Stock shall be Two Million (2,000,000) with a par value of One Tenth of a Cent ($0.001); the total number of shares of Common Stock shall be One Hundred Fifty Million (150,000,000) with a par value of One Tenth of a Cent ($0.001).

                          Shares of Preferred Stock may be issued from time to
                   time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

                          Effective on the filing of this Certificate of
                   Amendment of Restated Certificate of Incorporation (the "Effective Time"), a one-for-eight reverse stock split of the Corporation's Common Stock shall become effective, pursuant to which each eight shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified and combined (the "Reverse Split") into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (the "New Common Stock"). No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional share to which the stockholder would otherwise be entitled, the Corporation shall issue such additional fraction of a share as is necessary to increase the fractional share to a full share. Whether or not fractional shares are issuable upon such reclassification and combination shall be determined on the basis of the total number of shares of Old Common Stock held by a holder and the total number of shares of New Common Stock issuable to such holder as a result of the Reverse Split.

         EXHIBIT B - PROSPOSED DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A PREFERRED STOCK

The Series A Preferred Stock shall consist of 525,000 shares. The powers, preferences, rights, restrictions, and other matters relating to the Series A Preferred Stock are as follows:

1.   Dividends

     (a) Dividends may be paid on either or both the Common Stock and the Series A Preferred Stock as and when declared by the Board of Directors of the Corporation out of funds of the Corporation legally available for the payment of dividends, except that so long as any shares of Series A Preferred Stock are outstanding:

               (i) No dividend (other than a dividend payable in shares of the Corporation in the manner provided in paragraph 1(a)(ii) below) shall be declared or paid upon either the Common Stock or the Series A Preferred Stock unless such dividend is simultaneously declared and paid upon both Common Stock and Series A Preferred Stock, the dividend on the Series A Preferred Stock being paid on an as converted basis.

               (ii) Stock dividends declared and paid on the Common Stock shall be payable solely in shares of Common Stock and stock dividends declared and paid on the Series A Preferred Stock shall be paid solely in shares of Series A Preferred Stock. No stock dividend may be declared or paid on the Common Stock unless a stock dividend payable in shares of Series A Preferred Stock, proportionately on a per share basis, is simultaneously declared and paid on the Series A Preferred Stock. No stock dividend may be declared or paid on the Series A Preferred Stock unless a stock dividend payable in shares of Common Stock, proportionately on a per share basis, is simultaneously declared and paid on the Common Stock.

     (b) In the event the Corporation shall declare a distribution (other than any distribution described in Section 2 or Section 3) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred Stock of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

2.   Liquidation

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock and Series A Preferred Stock shall participate ratably in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock then held by them.

     (b) For purposes of this Section 2, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary

               (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Preferred Stock and Common Stock to receive at the closing in cash, securities or other property amounts as specified in Sections 2(a) above.

     (c) Whenever the distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

3.   Redemption - The Series A Preferred Stock may not be redeemed.

4.   Voting Rights

     Each holder of shares of the Series A Preferred Stock shall be entitled to 50 votes on all matters to be voted on by the shareholders of the Corporation for each share of Series A Preferred Stock held.

5.   Conversion

     The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into one share of Common Stock.

     (b) Mandatory Conversion of Series A Preferred Stock. Upon the death of the Original Holder or the transfer of shares of Series A Preferred Stock to any person other than a Permitted Transferee, then, without further act on the part of any person, each share of Series A Preferred Stock issued and outstanding (in the case of the Original Holder's death) or each share of Series A Preferred Stock transferred to a person other than a Permitted Transferee (in the case of such a transfer) shall be converted to ten fully paid and nonassessable share of Common Stock. Upon any such conversion, stock certificates formerly representing outstanding shares of Series A Preferred Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock, and any outstanding right to receive Series A Preferred Stock shall automatically become the right to receive a like number of shares of Common Stock.

     (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (d) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivision of Common Stock. The shares of Common Stock and Series A Preferred Stock shall not be subdivided by a stock split, reclassification or otherwise or combined by reverse stock split, reclassification or otherwise unless, at the same time, the shares of Common Stock and Series A Preferred Stock are proportionately, on a per share basis, so subdivided or combined.

     (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

     (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out if its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

6.   Restrictions and Limitations.

     (a) Transfer of Series A Preferred Stock. No person holding shares of Series A Preferred Stock may transfer, and the Corporation shall not register the transfer of such shares of Series A Preferred Stock, whether by sale, assignment, exchange, gift, bequest, appointment or otherwise, except to a "Permitted Transferee." The term "Permitted Transferee" shall mean any trust that is established by the holder to whom the shares were initially issued (the "Original Holder") for estate planning purposes that provides for distribution to the Original Holder's beneficiaries of shares of Series A Preferred Stock upon the Original Holder's death, provided that the Original Holder retains voting control with respect to such shares of Series A Preferred Stock until his death.

               (i) If any shares of Series A Preferred Stock are acquired by any person who is not a Permitted Transferee, all shares of Series A Preferred Stock then held by such person shall be deemed, without further act on the part of any person, to be converted into shares of Common Stock, and stock certificates formerly representing such shares of Series A Preferred Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

               (ii) Notwithstanding anything to the contrary set forth herein, the Original Holder may pledge his shares of Series A Preferred Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided, however, that (i) the Original Holder at all times retains voting control with respect to such pledged shares until an event of foreclosure or similar action, and (ii) such shares shall not be transferred to or registered in the name of any such pledgee and shall remain subject to the provisions of this paragraph (b). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series A Preferred Stock shall be deemed, without further act on the part of any person, to be converted into shares of Common Stock and transferred to the pledgee.

               (iii) Shares of Series A Preferred Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Series A Preferred Stock shall mean the Original Holder or a Permitted Transferee. The Corporation shall note or cause to be noted on the certificates for shares of Series A Preferred Stock, the existence of the restrictions on transfer and registration of transfer imposed by this paragraph 6.

7.   No Reissuance of Series A Preferred Stock

     No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                                      PROXY

           This Proxy is Solicited on Behalf of the Board of Directors
                            GIBBS CONSTRUCTION, INC.
                                 SPECIAL MEETING
                                October 25, 2005

     The undersigned hereby appoints Steven L. Sample as proxy to represent the undersigned, with full power of substitution at the Special Meeting of Stockholders of Gibbs Construction, Inc, to be held on Wednesday, October 25, 2006, at 10:00 a.m. at Richardson Renaissance Hotel, 900 E. Lookout Drive, Richardson, TX 75082 and at any and all adjournments thereof:

1. PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO (I) EFFECT A ONE FOR EIGHT REVERSE STOCK SPLIT OF OUR COMMON STOCK; (II) INCREASE THE NUMBER OF AUTHORIZED SHARES TO 150,000,000; (III) AUTHORIZE 2,000,000 SHARES OF PREFERRED STOCK, GRANTING THE DIRECTORS THE POWER TO ESTABLISH THE RIGHTS, POWERS, AND PRIVILEGES OF A SERIES OF PREFERRED STOCK; AND (IV) CHANGE THE NAME OF THE CORPORATION TO ACACIA AUTOMOTIVE, INC.

         FOR /   /             AGAINST /   /                   ABSTAIN   /   /


In their discretion, the Proxies are authorized to vote upon such other matters that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSAL 1.

Signatures of Stockholder(s) ___________________________________
Dated _________________
NOTE: Signature should agree with name on stock certificate. Executors, administrators, trustees and other fiduciaries should so indicate when signing.